Exhibit 10.1

AMENDMENT NO. 1 TO

SETTLEMENT AGREEMENT AND RELEASE

THIS AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT AND GENERAL RELEASE (hereinafter “Amendment No. 1”) is made by and between Signing Day Sports, Inc., a Delaware corporation (hereinafter “SDS”) and Midwestern Interactive, LLC, a Missouri limited liability company (“Midwestern Interactive”) as of April, 11, 2024 (the “Amendment Effective Date”). SDS and Midwestern Interactive may be referred to in this Agreement each as a “Party” or collectively referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Settlement Agreement and General Release on December 12, 2023. It requires SDS to pay Midwestern Interactive a total of $600,000, of which $300,000 was to be paid under clause (a) of Section 1 thereof within three business days of the Effective Date thereof (the “First Tranche”) and the remaining $300,000 (the “Second Tranche”) was to be paid on or before April 12, 2024 under clause (b) of Section 1 thereof;

WHEREAS, SDS has paid the First Tranche timely and in full;

WHEREAS, the Parties desire to amend certain provisions in the aforementioned Settlement Agreement and General Release that pertain to the payment of the Second Tranche under clause (b) of Section 1 of the aforementioned Settlement Agreement and General Release; and

WHEREAS, the Parties are entering into this Amendment No. 1 to make such amendments and certain others to the aforementioned Settlement Agreement and General Release, all on terms provided herein below.

TERMS AND CONDITIONS

NOW THEREFORE in consideration of the foregoing Recitals incorporated into the terms and conditions of this Amendment No. 1, and specifically the Terms and Conditions set out in more detail below, the mutual covenants herein contained, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby agree as follows:

1. Definitions; Conflict. Capitalized terms not defined in this Amendment No. 1 shall have the same meaning as given to such terms Settlement Agreement and General Release entered into by the Parties on December 12, 2023. Capitalized terms used but not defined in this Amendment No. 1 shall have the meaning assigned to them in the Settlement Agreement and General Release entered into by the Parties on December 12, 2023. In the event of any conflict between the Settlement Agreement and General Release entered into by the Parties on December 12, 2023 and this Amendment No. 1, this Amendment No. 1 will control.

2. Execution of Certain Amended Documents. On the Amendment Effective Date, SDS shall execute the Amended Affidavit of Verified Confession of Judgment and the Amended Stipulation to Final Judgment and Confessed Judgment, each attached to this Amendment No. 1 as Exhibit 1 (collectively, the “Amended Confession of Judgment”). The Amended Affidavit of Verified Confession of Judgment and the Amended Stipulation to Final Judgment and Confessed Judgment, as executed by SDS, supersede and replace the original Verified Confession of Judgment and Stipulation to Final Judgment and Confessed Judgment that SDS executed on December 12, 2023 in connection with the Settlement Agreement and General Release entered into by the Parties on December 12, 2023.

3. Amendments. The Settlement Agreement and General Release entered into by the Parties on December 12, 2023 is hereby amended as follows:

(a) Clause (b) of Section 1 is replaced in its entirety with the following: “(b) payment of the remaining Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Second Tranche”), together with interest on the outstanding amount of the Second Tranche at a rate of 6 percent (6%) per annum commencing April 13, 2024, is payable according to the installment schedule appended hereto as Schedule 1.”;

(b) Schedule 1 attached hereto is made a part of the Settlement Agreement and General Release entered into by the Parties on December 12, 2023, as amended by this Amendment No. 1;

(c) “Agreement” refers to the Settlement Agreement and General Release entered into by the Parties on December 12, 2023 as amended by this Amendment No. 1;

(d) “Verified Confession of Judgment” refers to the Amended Affidavit of Verified Confession of Judgment, which is attached as part of Exhibit 1 to this Amendment No. 1;

(e) “Stipulation to Final Judgment and Confessed Judgment” refers to the Amended Stipulation to Final Judgment and Confessed Judgment, which is attached as part of Exhibit 1 to this Amendment No. 1; and,

(f) “Confession of Judgment” refers to the Amended Confession of Judgment, which consists of, collectively, Amended Affidavit of Verified Confession of Judgment and Amended Stipulation to Final Judgment and Confessed Judgment

4. Effectiveness of this Amendment No. 1. This Amendment No. 1 will become effective only if it is validly executed by each Party and a copy thereof as executed by a Party is delivered to the other Party. If this Amendment No. 1 becomes effective, it shall be effective as of the Amendment Effective Date.

5. Authority. The individuals executing this Amendment No. 1 on behalf of any entity, represent and warrant that they have the authority to enter into and execute this Agreement on behalf of the named Party and that the execution of this Amendment No. 1 shall bind the named Party and any successors or assigns to the terms stated herein.

6. No Other Modification. The Settlement Agreement and General Release entered into by the Parties on December 12, 2023 shall not be modified by this Amendment No. 1 in any respect except as expressly set forth herein.

7. Governing Law. The Parties agree that this Amendment No. 1 will be construed and interpreted under the laws of the State of Missouri.

8. Counterparts. The Parties acknowledge that this Amendment No. 1 may be executed in counterparts, and that this Amendment No. 1, or any subsequent amendments, signed and transmitted by facsimile or telecopier or by electronic mail in PDF format is to be treated as an original document. The signature of any party thereon is to be considered as an original signature and the document transmitted is to be considered to have the same binding effect as an original signature or an original document. No party may raise the use of a facsimile machine or telecopier machine or PDF format as a defense to the enforcement of this Amendment No. 1 or other document executed in compliance with this section.

IT IS HEREBY AGREED:

Signing Day Sports, Inc., a Delaware Corporation,

/s/ Daniel D. Nelson
By:	Daniel Nelson
Its:	CEO
Date:	4/11/24

Midwestern Interactive, LLC, a Missouri limited liability company,

/s/ Matthew Johnson
By:	Matthew Johnson
Its:	CEO
Date:	4/11/2024

SCHEDULE 1

(Installment Schedule)

The Second Tranche shall be payable according to the following installment schedule:

●	Installment 1 shall be paid on or before April 12, 2024 in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

●	Installment 2 shall be paid on or before May 31, 2024 in the principal amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00) together with interest that has accrued on the then outstanding amount of the Second Tranche at a rate of 6 percent (6%) per annum. (See Note 1, below.)

●	Installment 3 shall be paid on or before June 30, 2024 in the principal amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00) together with interest that has accrued on the then outstanding amount of the Second Tranche at a rate of 6 percent (6%) per annum. (See Note 1, below.)

●	Installment 4 shall be paid on or before July 31, 2024 in the principal amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00) together with interest that has accrued on the then outstanding amount of the Second Tranche at a rate of 6 percent (6%) per annum. (See Note 1, below.)

●	Installment 5 shall be paid on or before August 31, 2024 in the principal amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00) together with interest that has accrued on the then outstanding amount of the Second Tranche at a rate of 6 percent (6%) per annum. (See Note 1, below.)

Note 1: By way of example:

-	if Installment 2 is paid on May 31, 2024, the accrued interest that would be payable as part of Installment 2 would be $805.48. That is the amount obtained by multiplying the number of days from and including April 13, 2024 to and including May 31, 2024 (which is 49 days) by the outstanding balance of the Second Tranche for that period ($100,000.00) by a daily interest rate of 0.000164384 (i.e., 6%/365). Thus, the total amount of principal and accrued interest due for Installment 2 would be $25,805.48;

-	if Installment 3 is paid on June 30, 2024, the accrued interest that would be payable as part of Installment 3 would be $369.86. That is the amount obtained by multiplying the number of days from and including June 1, 2024 to and including June 30, 2024 (which is 30 days) by the outstanding balance of the Second Tranche for that period ($75,000.00) by a daily interest rate of 0.000164384 (i.e., 6%/365). Thus, the total amount of principal and accrued interest due for Installment 3 would be $25,369.86;

-	if Installment 4 is paid on July 31, 2024, the accrued interest that would be payable as part of Installment 4 would be $254.79. That is the amount obtained by multiplying the number of days from and including July 1, 2024 to and including July 31, 2024 (which is 31 days) by the outstanding balance of the Second Tranche for that period ($50,000.00) by a daily interest rate of 0.000164384 (i.e., 6%/365). Thus, the total amount of principal and accrued interest due for Installment 4 would be $25,254.79; and,

-	if Installment 5 is paid on August 31, 2024, the accrued interest that would be payable as part of Installment 5 would be $127.40. That is the amount obtained by multiplying the number of days from and including August 1, 2024 to and including August 31, 2024 (which is 31 days) by the outstanding balance of the Second Tranche for that period ($25,000.00) by a daily interest rate of 0.000164384 (i.e., 6%/365). Under this example, the total amount of principal and accrued interest due for Installment 5 would be $25,127.40.

- END OF SCHEDULE 1 -

EXHIBIT 1

(Amended Affidavit of Verified Confession of Judgment

and Amended Stipulation to Final Judgment and Confessed Judgment)

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

MIDWESTERN INTERACTIVE, LLC	)
)
Plaintiff,	)
)
v.	) Case No.
)
SIGNING DAY SPORTS, INC., A DELAWARE	)
CORPORATION.,	)
)
Defendant.	)

AMENDED VERIFIED CONFESSION JUDGMENT AND STIPULATION TO

FINAL JUDGMENT

Pursuant to R.S. Mo. §§ 511.070 and 511.080, the undersigned Defendant Signing Day Sports, Inc., a Delaware limited liability company (“Defendant”) HEREBY AGREES, STIPULATES, AND CONFESSES in writing and under oath as follows:

1. The purpose of this Amended Verified Confession and Stipulation to Entry of Judgment (“Amended Stipulation”) is to secure payment of the amounts owed by Defendant to Plaintiff Midwestern Interactive, LLC (“Plaintiff”) as part of the parties’ Settlement Agreement and Release entered into on December 12, 2023, as subsequently amended on April 11, 2023 (the “Settlement Agreement”).

2. Defendant is indebted to Plaintiff in the amount of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000.00) (the “Debt”). The Debt arises from the parties’ Settlement Agreement. The parties entered into the Settlement Agreement to resolve a dispute between them involving allegations, on the one hand, by the Plaintiff that it performed on behalf of Defendant for which Plaintiff has not been paid pursuant to a Work for Hire – Acknowledgement and Assignment dated December 21, 2022 (the “Agreement”) and, on the other hand, by the Defendant that Plaintiff did not perform as required by the Agreement.

3. This Amended Stipulation and the Amended Stipulated Final Judgment (“Amended Judgment”, together with the Amended Stipulation, the “Amended Judgment Documents”) shall be held by Plaintiff but not be filed with the Court provided that Defendant complies with the Settlement Agreement.

4. If the terms and conditions of the Settlement Agreement or this Amended Stipulation are not fully adhered to, it is hereby stipulated and agreed that Plaintiff may file with the Court the Amended Judgment Documents and the Amended Judgment shall be entered in favor of Plaintiff and against Defendant for the amount of the Debt, less credit for amounts received by Plaintiff pursuant to the Settlement Agreement, plus interest accruing on the unpaid portion of the Debt at the rate of 9% per annum from and including April 13, 2024 plus any costs or expenses, including, but not limited to, attorney’s fees and costs expended to pursue the matter to judgment, and to enforce and collect the Amended Judgment, if necessary. All credits to be deducted, and all interest and attorneys’ fees to be added, to the Amended Judgment shall be set forth in an affidavit from or on behalf of Plaintiff.

5. Defendant expressly acknowledges that it approves of the form of Amended Judgment attached hereto as Exhibit A, and if, upon Plaintiff’s request for entry of judgment, the court requires a different form of judgment or other documentation necessary to enter judgment, Defendant will cooperate with Plaintiff to facilitate the submission of such documentation to the court.

6. The parties agree that the court may enter the Amended Judgment without notice to Defendant. Defendant shall have no right to cure its default (other than that provided in the Settlement Agreement), and may only oppose entry of the Amended Judgment on the ground that no default occurred under the Settlement Agreement.

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7. Defendant waives any and all defenses that it may have to a final and binding judgment and will not contest the entry of any final and binding judgment thereon. Defendant acknowledges that it is entering into this Amended Stipulation of Judgment of its own free will and after having sought the advice of its own counsel concerning the Amended Judgment Documents with respect to the Settlement Agreement, the waiver of rights and defenses under the Amended Stipulation, and the confession of judgment procedure.

8. Defendant waives any and all rights it has to request or to have a trial or any right to appeal from the entry of the Amended Judgment as a result of this Amended Stipulation.

9. At such time as Defendant pays the total amounts due as set forth in the parties’ Settlement Agreement, Plaintiff’s right to exercise the Amended Judgment against Defendant shall cease.

10. Defendant acknowledges and agrees the Amended Judgment that may be entered herein may be entered in the Circuit Court of Jasper County, Missouri, and Defendants expressly waive any right they may have to contest the validity or enforceability of such Amended Judgment, other than as provided by the terms of the Amended Stipulation.

11. This Amended Stipulation may be executed in two or more counterparts, all of which together shall constitute one Amended Stipulation. A signed facsimile or scanned pdf version of this Amended Stipulation may be used for all purposes in place of and instead of the original and will be binding upon the signing parties as if it were the original.

12. IT IS FURTHER STIPULATED AND AGREED that, in the event a dispute arises over the filing, entry, or enforcement of the terms of this Amended Stipulation or the lodging, entry, or execution of the Amended Judgment to be entered hereon, then (a) the parties agree that such dispute shall be decided solely by a judge of the Circuit Court for Jasper County, Missouri, and they expressly waive any and all right to have such dispute decided by a jury empaneled by this or any other court; and (b) the prevailing party shall be entitled to recover its attorneys’ fees and expenses incurred in connection with the resolution of such dispute.

IT IS HEREBY AGREED:

STATE OF Arizona	)	Signing Day Sports, Inc., a Delaware
	) ss	Corporation,
COUNTY OF Maricopa	)

CASSIDY RICH Notary Public Commission Number 652220 Expires: June 26, 2027 Maricopa County	/s/ Daniel D. Nelson
By: Daniel D. Nelson Title: CEO

Subscribed to and sworn before me this 11th day of April 2024.

Notary Public:

My Commission Expires: June 26, 2027

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IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

MIDWESTERN INTERACTIVE, LLC	)
)
Plaintiff,	)
)
v.	) Case No.
)
SIGNING DAY SPORTS, INC., A DELAWARE	)
CORPORATION.,	)
)
Defendant.	)

AMENDED CONFESSED JUDGMENT

Defendant Signing Day Sports, Inc., a Delaware corporation (“Defendant”) pursuant to the Amended Verified Confession Judgment and Stipulation to Final Judgment hereby confesses judgment in favor of Plaintiff Midwestern Interactive, LLC (“Plaintiff”) and against Defendant, in the amount of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000.00), less any payments made by Defendant pursuant to the parties’ Settlement Agreement and Release entered into on December 12, 2023, as subsequently amended on April 11, 2023 (the “Settlement Agreement”).

SIGNING DAY SPORTS, INC., a Delaware corporation,

/s/ Daniel D. Nelson
By:	Daniel D. Nelson
Its:	CEO
Date:	April 11th, 2024

Accordingly, this Court hereby enters judgment in favor of Plaintiff Midwestern Interactive, LLC, and against Defendant Signing Day Sports, Inc., in the amount of Defendant, in the amount of                                    And 00/100 Dollars ($                     ), plus interest at the rate of 9% per annum until all amounts awarded herein have been paid. Execution on this Judgment may enter without further order of this Court.

Date	Hon.